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                              AMENDMENT NO. 1 TO
                             AMENDED AND RESTATED
                 INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT


     TCW Galileo Funds, Inc. and TCW Investment Management Company hereby agree to amend the Amended and Restated Investment Advisory and Management Agreement ("Agreement") entered into by the parties and dated March 1, 1999, as follows, effective July 19, 2000.

     All other terms and conditions of the Agreement will remain in full force and effect, including the existing provisions of Schedule B and any amendments, thereof.


                                  SCHEDULE B

                                                       Annual Fee Rate
                                                       (expressed as a
                  Fund                             percentage of net assets)
                  ----                             -------------------------

TCW Galileo Analyst Growth Fund                               0.90%

TCW Galileo Growth & Income Fund                              0.75%

TCW Galileo Health Sciences Fund                              0.90%

TCW Galileo Technology Fund                                   1.00%

     IN WITNESS WHEREOF, the parties have agreed to and executed this amendment to the Agreement on the day and year written above.

Attest                                    TCW GALILEO FUNDS, INC.


                                          By:
---------------------------                  -------------------------
Secretary                                    Marc I. Stern
                                             Chairman


                                          By:
                                             -------------------------
                                             Alvin R. Albe, Jr.
                                             President

Attest                                    TCW INVESTMENT MANAGEMENT COMPANY


                                          By:
---------------------------                  -------------------------
Assistant Secretary                          Alvin R. Albe, Jr.
                                             President & Chief Executive Officer


                                          By:
                                             --------------------------
                                             Michael E. Cahill
                                             Managing Director, General Counsel